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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.1 to the Registration Statement on Form S-4 of AMC Entertainment Inc. of our reports dated June 21, 2005, except for Note 3 as to which the date is October 7, 2005, relating to the financial statements of AMC Entertainment Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
May 8, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM